

Linde plc

Investor Teleconference Presentation
Third Quarter 2019

November 12, 2019

Making our world more productive

Forward-Looking Statement

This document contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by terms and phrases such as: anticipate, believe, intend, estimate, expect, continue, should, could, may, plan, project, predict, will, potential, forecast, and similar expressions. They are based on management's reasonable expectations and assumptions as of the date the statements are made but involve risks and uncertainties. These risks and uncertainties include, without limitation: the ability to successfully integrate the Praxair and Linde AG businesses; regulatory or other limitations and requirements imposed as a result of the business combination of Praxair and Linde AG that could reduce anticipated benefits of the transaction; the risk that Linde plc may be unable to achieve expected synergies or that it may take longer or be more costly than expected to achieve those synergies; the performance of stock markets generally; developments in worldwide and national economies and other international events and circumstances, including trade conflicts and tariffs; changes in foreign currencies and in interest rates; the cost and availability of electric power, natural gas and other raw materials; the ability to achieve price increases to offset cost increases; catastrophic events including natural disasters, epidemics and acts of war and terrorism; the ability to attract, hire, and retain qualified personnel; the impact of changes in financial accounting standards; the impact of changes in pension plan liabilities; the impact of tax, environmental, healthcare and other legislation and government regulation in jurisdictions in which the company operates, including the impact of the U.S. Tax Cuts and Jobs Act of 2017; the cost and outcomes of investigations, litigation and regulatory proceedings; the impact of potential unusual or non-recurring items; continued timely development and market acceptance of new products and applications; the impact of competitive products and pricing; future financial and operating performance of major customers and industries served; the impact of information technology system failures, network disruptions and breaches in data security; and the effectiveness and speed of integrating new acquisitions into the business. These risks and uncertainties may cause actual future results or circumstances to differ materially from GAAP, IFRS or adjusted projections, estimates or other forward-looking statements.

Linde plc assumes no obligation to update or provide revisions to any forward-looking statement in response to changing circumstances. The above listed risks and uncertainties are further described in "Item 1A Risk Factors in Linde plc's Form 10-K for the fiscal year ended December 31, 2018 filed with the SEC on March 18, 2019 which should be reviewed carefully. Please consider Linde plc's forward-looking statements in light of those risks.

Third Quarter Adjusted Pro Forma Results[1]

Linde

($MM)	3Q 2019	2Q 2019	Var	3Q 2018	Var
Sales	$6,993	$7,179	-3%	$6,942	1%
Operating Profit	$1,384	$1,319	5%	$1,188	16%
% of Sales	*19.8%*	*18.4%*		*17.1%*	
Income	$1,052	$1,000	5%	$850	24%
Diluted EPS	$1.94	$1.83	6%	$1.54	26%
Op. Cash Flow	$1,872	$1,005	86%		
Capex	$959	$865	11%		
Base Capex[2]	$437	$468	-7%		
Project Capex[3]	$522	$397	31%		
After-Tax ROC	11.2%	10.6%	+ 60 bps		

	YOY	SEQ.
Sales Growth	+ 1%	- 3%
Volume	+ 2%	- 2%
Price / Mix	+ 2%	+ 1%
Cost pass-thru	- 1%	- 1%
Currency	- 3%	- 1%
Acq/Div	+ 1%	--

- **Solid operating leverage YoY and Seq.**
  - YoY ex. FX, Sales +4%, OP +19%, EPS + 29%
  - Broad based price attainment
  - Continued progress on productivity initiatives
- **Seq. volume drop led by Engineering timing**
- **Strong operating cash flow**
- **Capex increasing from projects**
- **ROC +60 bps sequentially**

(1) Non-GAAP measures – see Appendix. All amounts are from continuing operations

(2) Based capex = Total capex minus project capex

(3) Project capex = Capex for projects > $5mm with a long-term customer supply agreement

YTD Cash Flow Trend

2019 Operating Cash Flow ($MM)



$1,068
$1,005
$1,872
1Q
2Q
3Q

YTD $3.9B

includes $0.7B of merger related cash outflows

- **Improving cash profile**
  - Declining merger related outflows
  - Improving working capital
  - Growing earnings
- **Balanced capital allocation**



Base Capex(1)
23%
Return to Shareholders
54%
Secured Growth(2)
23%

Significant improvement in cash generation

(1) Represents capex in small growth, maintenance and other non-project capex related investments
(2) Represents project capex plus acquisitions

2019 Full-Year Guidance

- **Raising adjusted pro forma EPS[1] range to $7.25 - $7.30**
  - Up 17% - 18% versus 2018
  - Up 21% - 22% excluding (4%) currency headwind

- **Key assumptions to guidance**
  - Full-year effective tax rate around 24%
  - Fourth-quarter EPS drops sequentially led by Engineering timing and continued macro weakness

Raising guidance despite the macro environment

(1) Non-GAAP measure

Appendix

Americas[1]

($MM)	3Q 2019	2Q 2019	Var	3Q 2018	Var
Sales	$2,771	$2,779	0%	$2,627	5%
Operating Profit	$671	$646	4%	$622	8%
% of Sales	24.2%	23.2%		23.7%	

	YOY	SEQ.
Sales Growth	+ 5%	--
Volume	+ 2%	--
Price / Mix	+ 3%	+ 1%
Cost pass-thru	- 1%	- 1%
Currency	- 1%	--
Acq/Div	+ 2%	--

- **Price attainment across all businesses**
- **Manufacturing and Metals continued softening**
- **YoY and sequentially:**
  - Volumes led primarily by healthcare and food & beverage end markets
  - Lower US packaged volumes (gas & hard goods)
  - US Gulf Coast customer turnarounds

(1) Pro Forma Amounts – see Appendix

APAC[1]

($MM)	3Q 2019	2Q 2019	Var	3Q 2018	Var
Sales	$1,461	$1,488	-2%	$1,539	-5%
Operating Profit	$308	$304	1%	$256	20%
% of Sales	21.1%	20.4%		16.6%	

	YOY	SEQ.
Sales Growth	- 5%	- 2%
Volume	- 1%	--
Price / Mix	+ 1%	+ 1%
Cost pass-thru	- 2%	- 1%
Currency	- 3%	- 2%
Acq/Div	--	--

(1) Pro Forma Amounts – see Appendix

- **Strong operating leverage led by price and merger efficiencies**
- **YoY underlying sales flat**
  - \+ Price
  - \+ Project contribution
  - – Volumes impacted by customer turnarounds and a prior year sale of equipment
  - – Weaker economy in China and Australia
- **Seq. underlying sales +1%**
  - \+ Price
  - \+ Project contribution
  - – Volumes in China
- **FX headwinds driven mainly by CNY, AUD and KRW**

EMEA[1]

($MM)	3Q 2019	2Q 2019	Var	3Q 2018	Var
Sales	$1,634	$1,673	-2%	$1,695	-4%
Operating Profit	$335	$332	1%	$308	9%
% of Sales	20.5%	19.8%		18.2%	

	YOY	SEQ.
Sales Growth	- 4%	- 2%
Volume	--	- 1%
Price / Mix	+ 2%	+ 1%
Cost pass-thru	- 1%	--
Currency	- 5%	- 2%
Acq/Div	--	--

- **Weaker economy & seasonality impacting volumes**
  - Negative IP[2] in Germany and UK
- **Price attainment YoY and seq.**
- **Seq. lower volumes led by Metals & Manufacturing**
- **FX headwinds driven mainly by EUR, GBP and ZAR**

(1) Pro Forma Amounts – see Appendix
(2) IP = Industrial production

Engineering[1]

($MM)	3Q 2019	2Q 2019	Var	3Q 2018	Var
Sales	$641	$752	-15%	$635	1%
Operating Profit	$120	$99	21%	$69	74%
% of Sales	18.7%	13.2%		10.9%	

3rd Party Orders ($MM)	3Q 2019	2Q 2019	3Q 2018
Intake	$806	$581	$1,143
Backlog	$4,931	$4,937	$5,314

- **YoY sales ex. FX, +5%**
- **Sequential sales decline due to project timing**
- **3Q margins elevated due to:**
  - Better than expected project execution
  - Better cost absorption & productivity
- **Strong 3rd party backlog supports growth and stability**

(1) Pro Forma Amounts – see Appendix.

Global Other[1]

($MM)	3Q 2019	2Q 2019	Var	3Q 2018	Var
Sales	$486	$487	0%	$446	9%
Operating Profit	($50)	($62)	19%	($67)	25%
% of Sales	-10.3%	-12.7%		-15.0%	

- YoY sales led by global helium
- Margin improvement driven by productivity initiatives

(1) Pro Forma Amounts – see Appendix

High-Quality Backlog

Sale of Gas (SOG) Backlog (~$4.7B)[1]


APAC
62%
EMEA
7%
AMERICAS
31%


Metals
6%
Aerospace
2%
Chemicals
17%
Electronics
21%
Energy
48%
Manufacturing
6%

Versus Q2 2019

- New signings $130 million
- Start-ups $100 million

(1) SOG backlog figures include project investments above $5M with a signed long-term supply agreement

Non-GAAP Measures

LINDE PLC AND SUBSIDIARIES
APPENDIX
(UNAUDITED)

(Millions of dollars, except per share data)	Pro forma Income Statement Information: Linde plc Reported	Pro forma Adjustments: Linde AG (a)	Pro forma Adjustments: Divestitures (b)	Pro forma Adjustments: Purchase Accounting (c)	Pro forma Adjustments: Other	Pro forma Adjustments: Total	Pro Forma	Non-GAAP Reconciliations: Pro Forma Amounts	Non-GAAP Reconciliations: Purchase Accounting	Non-GAAP Reconciliations: Cost Reduction Programs and Other Charges	Non-GAAP Reconciliations: Total	Adjusted Pro Forma Amounts
Q3 2019												
Sales	$ 7,000		$ (7)		$ —	$ (7)	$ 6,993					
Operating profit	1,000		(2)		(143)	(145)	855	855	423	106	529	1,384
Operating margin	14.3 %						12.2 %					19.8 %
Income from continuing operations	728		(1)		(49)	(50)	678	678	310	64	374	1,052
Diluted shares outstanding	543,616					543,616	543,616				543,616	543,616
Diluted EPS from continuing operations	$ 1.34					$ (0.09)	$ 1.25	$ 1.25			$ 0.69	$ 1.94
Q2 2019												
Sales	$ 7,204		$ (25)		$—	$ (25)	$ 7,179					
Operating profit	669		(6)		65	59	728	728	515	76	591	1,319
Operating margin	9.3 %						10.1 %					18.4%
Income from continuing operations	513		(4)		52	48	561	561	368	71	439	1,000
Diluted shares outstanding	546,488					546,488	546,488				546,488	546,488
Diluted EPS from continuing operations	$ 0.94					$ 0.09	$ 1.03	$ 1.03			$ 0.80	$ 1.83
Q3 2018												
Sales	$ 3,008	$ 5,008	$ (1,050)	—	$ (24)	$ 3,934	$ 6,942					
Operating profit	669	621	(208)	(559)	94	(52)	617	617	559	12	571	1,188
Operating margin	22.2%						8.9 %					17.1 %
Income from continuing operations	461	452	(167)	(379)	89	(5)	456	456	379	15	394	850
Diluted shares outstanding	291,513					263,638	555,151					555,151
Diluted EPS from continuing operations	$ 1.58					$ (0.76)	$ 0.82	$ 0.82			$ 0.72	$ 1.54

Pro Forma Adjustments:

To assist with a discussion of the 2019 and 2018 results on a comparable basis, certain supplemental unaudited pro forma income statement information is provided on both a consolidated and segment basis. The pro forma information has been prepared on a basis consistent with Article 11 , assuming the Merger and merger-related divestitures had been consummated on January 1, 2018. In preparing this pro forma information, the historical financial information has been adjusted to give effect to pro forma adjustments that are (i) directly attributable to the Business Combination and other transactions presented herein, such as the merger-related divestitures, (ii) factually supportable, and (iii) expected to have a continuing impact on the combined entity's consolidated results. The pro forma information is based on management's assumptions and is presented for illustrative purposes and does not purport to represent what the results of operations would actually have been if the Business Combination and merger-related divestitures had occurred as of the dates indicated or what the results would be for any future periods. Also, the pro forma information does not include the impact of any revenue, cost or other operating synergies that may result from the Business Combination or any related restructuring costs. The unaudited pro forma income statement has been presented for informational purposes only and is not necessarily indicative of what Linde plc's results of operation actually would have been had the Merger been completed on January 1, 2018. In addition, the unaudited pro forma income statement does not purport to project the future operating results of the company.

(a) To include Linde AG consolidated results for the quarter ended September 30, 2018. The adjustments reflect reclassifications to conform to Linde plc reporting format and adjustments from IFRS to U.S. GAAP.

(b) To eliminate the results of merger-related divestitures required by regulatory authorities to secure approval for the Merger. These divestitures include the majority of Praxair's European industrial gases business (completed December 3, 2018), a significant portion of Linde AG's America's industrial gases business (completed on March 1, 2019), select assets of Linde AG's South Korean industrial gases business (completed April 30, 2019), as well as certain divestitures of other Praxair and Linde AG businesses in Asia.

(c) To include preliminary purchase accounting adjustments for the period from January 1, 2018 to October 30, 2018 (prior to the Merger). This relates to (i) additional depreciation and amortization related to the increased value of of property, plant and equipment and increased basis of intangible assets, (ii) interest expense impacts related to the fair value of debt, (iii) the tax impacts related to the non-GAAP adjustments above, (iv) income from equity investments equity related to the fair value of equity investments, and (v) noncontrolling interests adjustments related to the fair value adjustments above. Purchase accounting impacts are not included in the definition of segment operating profit; therefore, no pro forma adjustment is required for segment reporting.

Non-GAAP Reconciliations:

The Non-GAAP measures above are intended to supplement investors' understanding of the company's financial information by providing measures which investors, financial analysts and management use to help evaluate the company's operating performance and liquidity. Items which the company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these Non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures.

Non-GAAP Measures, continued

LINDE PLC AND SUBSIDIARIES
SUMMARY PRO FORMA AND ADJUSTED PRO FORMA RECONCILIATIONS
(UNAUDITED)

On October 31, 2018, Praxair, Inc. and Linde AG, combined (the "Merger", or "Business Combination") under Linde plc (the "company"). Praxair, Inc. was the accounting acquirer and as a result historical periods prior to the merger date solely reflect the results of Praxair, Inc.

The following adjusted pro forma amounts are Non-GAAP measures and are intended to supplement investors' understanding of the company's financial statements by providing measures which investors, financial analysts and management use to help evaluate the company's operating performance. Items which the company does not believe to be indicative of ongoing business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these Non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures. See the "PRO FORMA INCOME STATEMENT INFORMATION" and "NON GAAP MEASURES AND RECONCILIATIONS" starting on the following slides for additional details relating to the adjustments.

(Millions of dollars, except per share amounts)

	Sales		Operating Profit		Income from Continuing Operations		Diluted EPS from Continuing Operations	
	2019	2018	2019	2018	2019	2018	2019	2018
Quarter Ended September 30,								
Reported GAAP amounts	$ 7,000	$ 3,008	$ 1,000	$ 669	$ 728	$ 461	$ 1.34	$ 1.58
Pro forma adjustments	(7)	3,934	(145)	(52)	(50)	(5)	(0.09)	(0.76)
Non-GAAP adjustments	—	—	529	571	374	394	0.69	0.72
Adjusted pro forma amounts	$ 6,993	$ 6,942	$ 1,384	$ 1,188	$ 1,052	$ 850	$ 1.94	$ 1.54

	Sales		Operating Profit		Income from Continuing Operations		Diluted EPS from Continuing Operations	
	2019	2018	2019	2018	2019	2018	2019	2018
Year To Date September 30,								
Reported GAAP amounts	$ 21,148	$ 9,035	$ 2,278	$ 2,011	$ 1,676	$ 1,403	$ 3.07	$ 4.82
Pro forma adjustments	(62)	12,026	(27)	23	94	119	0.18	(2.08)
Non-GAAP adjustments	—	—	1,674	1,606	1,209	1,070	2.21	1.94
Adjusted pro forma amounts	$ 21,086	$ 21,061	$ 3,925	$ 3,640	$ 2,979	$ 2,592	$ 5.46	$ 4.68

Non-GAAP Measures, continued

LINDE PLC AND SUBSIDIARIES
APPENDIX
NON-GAAP MEASURES AND RECONCILIATIONS
(Millions of dollars, except per share data)
(UNAUDITED)

The following Non-GAAP measures are intended to supplement investors' understanding of the company's financial information by providing measures which investors, financial analysts and management use to help evaluate the company's operating performance and liquidity. Items which the company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these Non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures.

	Third Quarter		Second Quarter		First Quarter		Year to date September 30,	
	2019	2018	2019	2018	2019	2018	2019	2018
Adjusted Pro Forma Operating Profit and Operating Margin								
Reported operating profit	$ 1,000	$ 669	$ 669	$ 689	$ 609	$ 653	$ 2,278	$ 2,011
Pro forma adjustments (a)	(145)	(52)	59	29	59	46	(27)	23
Pro forma	855	617	728	718	668	699	2,251	2,034
Non-GAAP Adjustments:								
Add: Cost reduction programs and other charges	106	12	76	—	33	—	215	12
Less: Net gain on sale of businesses	—	—	—	(30)	—	(51)	—	(81)
Add: Purchase accounting impacts - Linde AG (d)	423	559	515	558	521	558	1,459	1,675
Total adjustments	529	571	591	528	554	507	1,674	1,606
Adjusted pro forma operating profit	$ 1,384	$ 1,188	$ 1,319	$ 1,246	$ 1,222	$ 1,206	$ 3,925	$ 3,640
Reported percentage change	49.5 %		(2.9)%		(6.7)%		13.3 %	
Adjusted pro forma percentage change	16.5 %		5.9 %		1.3 %		7.8 %	
Reported sales	$ 7,000	$ 3,008	$ 7,204	$ 3,044	$ 6,944	$ 2,983	$ 21,148	$ 9,035
Pro forma sales (a)	$ 6,993	$ 6,942	$ 7,179	$ 7,178	$ 6,914	$ 6,941	$ 21,086	$ 21,061
Reported operating margin	14.3 %	22.2 %	9.3 %	22.6 %	8.8 %	21.9 %	10.8 %	22.3 %
Pro forma operating margin	12.2 %	8.9 %	10.1 %	10.0 %	9.7 %	10.1 %	10.7 %	9.7 %
Adjusted pro forma operating margin	19.8 %	17.1 %	18.4 %	17.4 %	17.7 %	17.4 %	18.6 %	17.3 %
Adjusted Pro Forma Depreciation and amortization								
Reported Depreciation and amortization	$ 1,095	$ 306	$ 1,195	$ 311	$ 1,223	$ 311	$ 3,513	$ 928
Pro forma adjustments (a)	—	956	—	916	—	927	—	2,799
Pro forma	1,095	1,262	1,195	1,227	1,223	1,238	3,513	3,727
Non-GAAP Adjustments:								
Less: Purchase accounting impacts - Linde AG (d)	(423)	(559)	(515)	(558)	(521)	(558)	(1,459)	(1,675)
Adjusted pro forma Depreciation and amortization	$ 672	$ 703	$ 680	$ 669	$ 702	$ 680	$ 2,054	$ 2,052
Adjusted Pro Forma Net Pension and OPEB Cost (Benefit), Excluding Service Cost								
Reported net pension and OPEB cost (benefit), excluding service cost	$ 2	$ 6	$ (24)	$ 2	$ 15	$ 2	$ (7)	$ 10
Pro forma adjustments (a)	(40)	(40)	—	(67)	(51)	(40)	(91)	(147)
Pro forma	(38)	(34)	(24)	(65)	(36)	(38)	(98)	(137)
Non-GAAP Adjustments:								
Add: Pension plan reorganization charge - net	—	(4)	(10)	—	—	—	(10)	(4)
Total adjustments	—	(4)	(10)	—	—	—	(10)	(4)
Adjusted pro forma Net Pension and OPEB cost (benefit), excluding service costs	$ (38)	$ (38)	$ (34)	$ (65)	$ (36)	$ (38)	$ (108)	$ (141)
Adjusted Pro Forma Interest Expense - Net								
Reported interest expense - net	$ (3)	$ 40	$ 10	$ 44	$ 23	$ 46	$ 30	$ 130
Pro forma adjustments (a)	—	7	—	(9)	—	26	—	24
Pro forma	(3)	47	10	35	23	72	30	154
Non-GAAP Adjustments:								
Add: Purchase accounting impacts - Linde AG (d)	22	25	25	25	27	25	74	75
Total adjustments	22	25	25	25	27	25	74	75
Adjusted pro forma interest expense - net	$ 19	$ 72	$ 35	$ 60	$ 50	$ 97	$ 104	$ 229

Non-GAAP Measures, continued

	Third Quarter		Second Quarter		First Quarter		Year to date September 30,	
	2019	2018	2019	2018	2019	2018	2019	2018
Adjusted Pro Forma Income Taxes (b)								
Reported income taxes	$ 298	$ 156	$ 169	$ 158	$ 140	$ 148	$ 607	$ 462
Pro forma adjustments (a)	(55)	9	11	38	14	23	(30)	70
Pro forma	243	165	180	196	154	171	577	532
Non-GAAP Adjustments:								
Add: Pension settlement charge	—	1	—	—	—	—	—	1
Add: Purchase accounting impacts - Linde AG (d)	98	129	119	129	125	129	342	387
Add: Cost reduction programs and other charges	7	—	15	—	5	(1)	27	(1)
Total adjustments	105	130	134	129	130	128	369	387
Adjusted pro forma income taxes	$ 348	$ 295	$ 314	$ 325	$ 284	$ 299	$ 946	$ 919
Adjusted Pro Forma Effective Tax Rate (b)								
Reported income before income taxes and equity investments	$ 1,001	$ 623	$ 683	$ 643	$ 571	$ 605	$ 2,255	$ 1,871
Pro forma adjustments (a)	(105)	(19)	59	105	110	60	64	146
Pro forma	$ 896	$ 604	$ 742	$ 748	$ 681	$ 665	$ 2,319	$ 2,017
Non-GAAP Adjustments:								
Add: Pension settlement charge	$ —	$ 4	$ —	$ —	$ —	$ —	$ —	$ 4
Add: Purchase accounting impacts - Linde AG (d)	401	534	490	533	494	533	1,385	1,600
Add: Cost reduction programs and other charges	106	12	76	—	33	—	215	12
Add: Pension plan reorganization charge - net	—	—	10	—	—	—	10	—
Less: Net gain on sale of businesses	—	—	—	(30)	—	(51)	—	(81)
Total adjustments	507	550	576	503	527	482	1,610	1,535
Adjusted pro forma income before income taxes and equity investments	$ 1,403	$ 1,154	$ 1,318	$ 1,251	$ 1,208	$ 1,147	$ 3,929	$ 3,552
Reported Income taxes	$ 298	$ 156	$ 169	$ 158	$ 140	$ 148	$ 607	$ 462
Reported effective tax rate	29.8 %	25.0 %	24.7 %	24.6 %	24.5 %	24.5 %	26.9 %	24.7 %
Adjusted pro forma income taxes	$ 348	$ 295	$ 314	$ 325	$ 284	$ 299	$ 946	$ 919
Adjusted pro forma effective tax rate	24.8 %	25.6 %	23.8 %	26.0 %	23.5 %	26.1 %	24.1 %	25.9 %
Income from Equity Investments								
Reported income from equity investments	$ 28	$ 13	$ 28	$ 14	$ 34	$ 15	$ 90	$ 42
Pro forma adjustments (a)	—	1	—	(2)	—	(1)	—	(2)
Pro forma	28	14	28	12	34	14	90	40
Non-GAAP Adjustments:								
Add: Purchase accounting impacts - Linde AG (d)	15	16	14	16	14	16	43	48
Total adjustments	15	16	14	16	14	16	43	48
Adjusted pro forma income from equity investments	$ 43	$ 30	$ 42	$ 28	$ 48	$ 30	$ 133	$ 88
Adjusted Pro Forma Noncontrolling Interests from Continuing Operations								
Reported noncontrolling interests from continuing operations	$ (3)	$ (19)	$ (29)	$ (19)	$ (30)	$ (10)	$ (62)	$ (48)
Pro forma adjustments (a)	—	22	—	12	—	11	—	45
Pro forma	(3)	3	(29)	(7)	(30)	1	(62)	(3)
Non-GAAP adjustments:								
Add: Cost reduction programs and other charges	(35)	—	—	—	—	—	(35)	—
Add: Purchase accounting impacts - Linde AG (d)	(8)	(42)	(17)	(42)	(15)	(42)	(40)	(126)
Total adjustments	(43)	(42)	(17)	(42)	(15)	(42)	(75)	(126)
Adjusted pro forma noncontrolling interests from continuing operations	$ (46)	$ (39)	$ (46)	$ (49)	$ (45)	$ (41)	$ (137)	$ (129)

Non-GAAP Measures, continued

	Third Quarter		Second Quarter		First Quarter		Year to date September 30,	
	2019	2018	2019	2018	2019	2018	2019	2018
Adjusted Pro Forma Income from Continuing Operations (c)								
Reported income from continuing operations	$ 728	$ 461	$ 513	$ 480	$ 435	$ 462	$ 1,676	$ 1,403
Pro forma adjustments (a)	(50)	(5)	48	77	96	47	94	119
Pro forma	678	456	561	557	531	509	1,770	1,522
Non-GAAP adjustments:								
Add: Pension settlement charge	—	3	—	—	—	—	—	3
Add: Cost reduction programs and other charges	64	12	71	—	28	—	163	12
Less: Gain on sale of business	—	—	—	(30)	—	(50)	—	(80)
Add: Purchase accounting impacts - Linde AG	310	379	368	378	368	378	1,046	1,135
Total adjustments	374	394	439	348	396	328	1,209	1,070
Adjusted pro forma income from continuing operations	$ 1,052	$ 850	$ 1,000	$ 905	$ 927	$ 837	$ 2,979	$ 2,592
Adjusted Pro Forma Diluted EPS from Continuing Operations (c)								
Reported diluted EPS from continuing operations	$ 1.34	$ 1.58	$ 0.94	$ 1.65	$ 0.79	$ 1.59	$ 3.07	$ 4.82
Pro forma adjustments (a)	(0.09)	(0.76)	0.09	(0.65)	0.18	(0.67)	0.18	(2.08)
Pro forma	1.25	0.82	1.03	1.00	0.97	0.92	3.25	2.74
Non-GAAP adjustments:								
Add: Pension settlement charge	—	0.01	—	—	—	—	—	0.01
Add: Cost reduction programs and other charges	0.12	0.02	0.13	—	0.05	—	0.30	0.02
Less: Gain on sale of business	—	—	—	(0.05)	—	(0.09)	—	(0.14)
Add: Purchase accounting impacts - Linde AG	0.57	0.69	0.67	0.68	0.67	0.68	1.91	2.05
Total adjustments	0.69	0.72	0.80	0.63	0.72	0.59	2.21	1.94
Adjusted pro forma diluted EPS from continuing operations	$ 1.94	$ 1.54	$ 1.83	$ 1.63	$ 1.69	$ 1.51	$ 5.46	$ 4.68

Non-GAAP Measures, continued

	Third Quarter		Second Quarter		First Quarter		Year to date September 30,	
	2019	2018	2019	2018	2019	2018	2019	2018
Adjusted Pro Forma EBITDA and % of Sales								
Income from continuing operations	$ 728	$ 461	$ 513	$ 480	$ 435	$ 462	$ 1,676	$ 1,403
Add: Noncontrolling interests related to continuing operations	3	19	29	19	30	10	62	48
Add: Net pension and OPEB cost (benefit), excluding service cost	2	6	(24)	2	15	2	(7)	10
Add: Interest expense	(3)	40	10	44	23	46	30	130
Add: Income taxes	298	156	169	158	140	148	607	462
Add: Depreciation and amortization	1,095	306	1,195	311	1,223	311	3,513	928
EBITDA from continuing operations	2,123	988	1,892	1,014	1,866	979	5,881	2,981
Pro forma adjustments (a)								
Add: Linde AG consolidated results	—	1,146	—	1,214	—	1,245	—	3,605
Add: Purchase accounting impacts - Linde AG	2	(16)	—	(16)	10	(16)	12	(48)
Add: Cost reduction programs and other charges	19	94	65	69	56	60	140	223
Less: Gain on sale of businesses	(164)	—	—	—	—	—	(164)	—
Less: Divestitures	(2)	(319)	(6)	(324)	(7)	(317)	(15)	(960)
Pro forma adjustments	(145)	905	59	943	59	972	(27)	2,820
Pro forma EBITDA from continuing operations	1,978	1,893	1,951	1,957	1,925	1,951	5,854	5,801
Non-GAAP adjustments:								
Less: Gain on sale of business	—	—	—	(30)	—	(51)	—	(81)
Add: Cost reduction programs and other charges	106	12	76	—	33	—	215	12
Add: Purchase accounting impacts - Linde AG	15	16	14	16	14	16	43	48
Adjusted pro forma EBITDA from continuing operations	$ 2,099	$ 1,921	$ 2,041	$ 1,943	$ 1,972	$ 1,916	$ 6,112	$ 5,780
Reported sales	$ 7,000	$ 3,008	$ 7,204	$ 3,044	$ 6,944	$ 2,983	$ 21,148	9,035
Pro forma sales	$ 6,993	$ 6,942	$ 7,179	$ 7,178	$ 6,914	$ 6,941	$ 21,086	21,061
% of sales								
EBITDA from continuing operations	30.3 %	32.8 %	26.3 %	33.3 %	26.9 %	32.8 %	27.8 %	33.0 %
Pro forma EBITDA from continuing operations	28.3 %	27.3 %	27.2 %	27.3 %	27.8 %	28.1 %	27.8 %	27.5 %
Adjusted pro forma EBITDA from continuing operations	30.0 %	27.7 %	28.4 %	27.1 %	28.5 %	27.6 %	29.0 %	27.4 %

(a) See pro forma Income Statement Information in the preceding sections.

(b) The income tax expense (benefit) on the non-GAAP pre-tax adjustments was determined using the applicable tax rates for the jurisdictions that were utilized in calculating the GAAP income tax expense (benefit) and included both current and deferred income tax amounts.

(c) Net of income taxes which are shown separately in "Adjusted Income Taxes and Effective Tax Rate".

(d) The company believes that its non-GAAP measures excluding Purchase accounting impacts - Linde AG are useful to investors because: (i) the business combination was a merger of equals in an all-stock merger transaction, with no cash consideration, (ii) the company is managed on a geographic basis and the results of certain geographies are more heavily impacted by purchase accounting than others, causing results that are not comparable at the reportable segment level, therefore, the impacts of purchasing accounting adjustments to each segment vary and are not comparable within the company and when compared to other companies in similar regions, (iii) business management is evaluated and variable compensation is determined based on results excluding purchase accounting impacts, and; (iv) it is important to investors and analysts to understand the purchase accounting impacts to the financial statements.

A summary of each of the adjustments made for Purchase accounting impacts - Linde AG are as follows:

Adjusted Operating Profit and Margin: The purchase accounting adjustments for the quarter and nine-months ended September 30, 2019 include (i) a $2 million adjustment for the quarter and a $12 million adjustment for the nine-months ended September 30, 2019 for the increase in cost of sales related to the fair value step up of inventories acquired in the merger (included as a pro forma adjustment), and (ii) a $423 million and $1,459 million increase for the quarter and nine-months ended September 30, 2019, respectively in depreciation and amortization related to the fair value step up of fixed assets and intangible assets (primarily customer related) acquired in the merger.

Adjusted Interest Expense - Net: Relates to the amortization of the fair value of debt acquired in the merger.

Adjusted Income Taxes and Effective Tax Rate: Relates to the current and deferred income tax impact on the adjustments discussed above. The income tax expense (benefit) on the non-GAAP pre-tax adjustments was determined using the applicable tax rates for the jurisdictions that were utilized in calculating the GAAP income tax expense (benefit) and included both current and deferred income tax amounts.

Adjusted Income from Equity Investments: Represents the amortization of increased fair value on equity investments related to depreciable and amortizable assets.

Adjusted Noncontrolling Interests from Continuing Operations: Represents the noncontrolling interests' ownership portion of the adjustments described above determined on an entity by entity basis.

Non-GAAP Measures, continued

LINDE PLC AND SUBSIDIARIES
APPENDIX
NON-GAAP MEASURES AND RECONCILIATIONS
(Millions of dollars)
(UNAUDITED)

<u>Available Operating Cash Flow (AOCF) and Base Capex</u> - Available operating cash flow is a measure used by investors, financial analysts and management to evaluate the ability of a company to pursue opportunities that enhance shareholder value. AOCF measures operating cash flows available after capital expenditures to maintain or replace existing assets (base capex). AOCF equals cash flow from operations less base capex.

	2019 Q3	2019 Q2	2019 Q1	2018 Q4
Capex	$ 959	$ 865	$ 843	
Less: backlog capex (a)	(522)	(397)	(329)	
Base Capex	$ 437	$ 468	$ 514	
Operating cash flow	$ 1,872	$ 1,005	$ 1,068	
Less: base capex	(437)	(468)	(514)	
Available Operating Cash Flow	$ 1,435	$ 537	$ 554	

(a) Backlog capex is defined as capital expenditures for projects greater than $5 million with a customer supply contract.

Non-GAAP Measures, continued

Net Debt, Adjusted Net Debt, Capital and Adjusted Capital - Net debt is a financial liquidity metric used by investors, financial analysts and management to evaluate the ability of a company to repay its debt and is calculated as total debt (excluding purchase accounting impacts) less liquid assets.

	2019 Q3	2019 Q2	2019 Q1	2018 Q4	2018 Q3	2018 Q2
Debt	$13,201	$13,957	$14,146	$15,296		
Less: cash and cash equivalents	(2,120)	(2,686)	(5,791)	(4,466)		
Net debt	**11,081**	**11,271**	**8,355**	**10,830**		
Less: Purchase accounting impacts - Linde AG	(211)	(243)	(262)	(291)		
Adjusted net debt	**10,870**	**11,028**	**8,093**	**10,539**		
Less: Net assets held for sale	(223)	(272)	(1,629)	(4,730)		
Adjusted net debt less net assets held for sale	**$10,647**	**$10,756**	**$ 6,464**	**$ 5,809**		
Equity and redeemable noncontrolling interests:						
Redeemable noncontrolling interests	14	15	15	16		
Linde plc shareholders' equity	48,953	50,564	51,175	51,596		
Noncontrolling interests	2,341	2,315	5,457	5,484		
Total equity and redeemable noncontrolling interests	51,308	52,894	56,647	57,096		
Reported capital	**62,166**	**63,893**	**63,373**	**63,196**		
Adjusted capital, excluding net assets held for sale	61,955	63,650	63,111	62,905		
Less: Linde AG Goodwill (a)	24,197	24,197	24,197	24,197		
Less: Linde AG Indefinite lived intangibles (a)	1,868	1,868	1,868	1,868		
Adjusted capital	**$35,890**	**$37,585**	**$37,046**	**$36,840**		

(a) Represent opening balance sheet purchase accounting impacts of non-amortizing assets related to the Linde AG

After-tax Return on Capital and Adjusted Pro Forma After-tax Return on Capital (ROC) - After-tax return on capital is a measure used by investors, financial analysts and management to evaluate the return on net assets employed in the business. ROC measures the after-tax operating profit that the company was able to generate with the investments made by all parties in the business (debt, noncontrolling interests and Linde plc shareholders' equity).

	2019 Q3	2019 Q2	2019 Q1	2018 Q4	2018 Q3	2018 Q2
Reported income from continuing operations	$ 728	$ 513	$ 435	$ 2,870	$ 461	$ 480
Add: noncontrolling interests from continuing operations	3	29	30	(33)	19	19
Add: interest expense - net	(3)	10	23	72	40	44
Less: tax benefit on interest expense - net *	1	(3)	(6)	(18)	(10)	(11)
Reported NOPAT	**$ 729**	**$ 550**	**$ 482**	**$ 2,891**	**$ 510**	**$ 532**
Adjusted pro forma income from continuing operations	$ 1,052	$ 1,000	$ 927	$ 841	$ 850	$ 905
Add: adjusted pro forma noncontrolling interests from	46	46	45	40	39	49
Add: adjusted pro forma interest expense - net	19	35	50	50	72	60
Less: tax benefit on interest expense - net *	(5)	(9)	(13)	(13)	(18)	(15)
Adjusted pro forma NOPAT	**$ 1,112**	**$ 1,072**	**$ 1,010**	**$ 919**	**$ 943**	**$ 999**
4-quarter trailing reported NOPAT	$ 4,652	$ 4,433	$ 3,883			
4-quarter trailing pro forma adjusted NOPAT	$ 4,113	$ 3,943	$ 3,870			
Ending capital (see above)	$62,166	$63,893	$63,373			
Average ending capital	$63,157	$63,487	$63,285			
Ending adjusted capital (see above)	$35,890	$37,585	$37,046			
Average ending capital	$36,840	$37,247	$37,214			
After-tax ROC (4 quarter reported NOPAT / Average	7.4 %	7.0 %	6.1 %			
Adjusted pro formma after-tax ROC (4 quarter trailing adjusted pro forma NOPAT / Average ending adjusted capital)	11.2 %	10.6 %	10.4 %			

* Tax benefit on interest expense - net is generally presented using the reported effective rate.

Non-GAAP Measures, continued

LINDE PLC AND SUBSIDIARIES
APPENDIX
QUARTER ENDED December 31, 2018 PRO FORMA INCOME STATEMENT INFORMATION AND NON_GAAP RECONCILIATION
(Millions of dollars, except per share data)
(UNAUDITED)

	Pro Forma Adjustments							Non-GAAP Reconciliations					
	Praxair, Inc. (a)	Linde AG (b)	Divestitures (c)	Purchase Accounting (d)	Other	Total	Pro Forma Linde plc	Pro Forma Amounts	Purchase Accounting	Cost Reduction Program and Other Charges	Other	Total	Adjusted Pro Forma Amounts
Quarter Ended December 31, 2018													
Interest expense - net	72	179	(18)	(8)	-	153	225	225	25	-	(200) (e)	(175)	50
Noncontrolling interests from continuing operations	33	(45)	1	14	-	(30)	3	3	(42)	-	-	(42)	(39)
Income from continuing operations	2,870	(159)	(84)	(126)	(2,294)	(2,663)	207	207	378	41	215 (f)	634	841

Pro Forma Adjustments:

To assist with a discussion of the 2019 and 2018 results on a comparable basis, certain supplemental unaudited pro forma income statement information is provided on both a consolidated and segment basis. The pro forma information has been prepared on a basis consistent with Article 11 , assuming the Merger and merger-related divestitures had been consummated on January 1, 2018. In preparing this pro forma information, the historical financial information has been adjusted to give effect to pro forma Adjustments that are (i) directly attributable to the Business Combination and other transactions presented herein, such as the merger-related divestitures, (ii) factually supportable, and (iii) expected to have a continuing impact on the combined entity's consolidated results. The pro forma information is based on management's assumptions and is presented for illustrative purposes and does not purport to represent what the results of operations would actually have been if the Business Combination and merger-related divestitures had occurred as of the dates indicated or what the results would be for any future periods. Also, the pro forma information does not include the impact of any revenue, cost or other operating synergies that may result from the Business Combination or any related restructuring costs. The unaudited pro forma income statement has been presented for informational purposes only and is not necessarily indicated of what Linde plc's results of operation actually would have been had the Merger been completed on January 1, 2018. In addition, the unaudited pro forma income statement does not purport to project the future operating results of the Company.

(a) To include Praxair, Inc. consolidated results for the respective quarters. Note that the results include the performance of Praxair's European industrial gases business through December 3, 2018. The adjustments reflect reclassifications to conform to Linde plc's reporting format.
(b) To include Linde AG consolidated results for the year ended December 31, 2018. The adjustments reflect reclassifications to conform to Linde plc's reporting format and adjustments
(c) To eliminate the results of merger-related divestitures required by regulatory authorities to secure approval for the Merger. These divestitures include the majority of Praxair's European industrial gases business (completed December 3, 2018), a significant portion of Linde AG's Americas industrial gases business (completed on March 1, 2019), select assets of Linde AG's South Korean industrial gases business (completed April 30, 2019), select assets of Praxair's Indian industrial gases business (completed July 12, 2019), as well as certain divestitures of other Praxair and Linde AG businesses in Asia.
(d) To include preliminary purchase accounting adjustments for the period from January 1, 2018 to October 30, 2018 (prior to the Merger). This relates to (i) additional depreciation and amortization related to the increased value of of property, plant and equipment and increased basis of intangible assets, (ii) interest expense impacts related to the fair value of debt, (iii) the tax impacts related to the non-GAAP adjustments above, (iv) income from equity investments equity related to the fair value of equity investments, and (v) noncontrolling interests adjustments related to the fair value adjustments above. Purchase accounting impacts are not included in the definition of segment operating profit; therefore, no pro forma adjustment is

Non-GAAP Reconciliations:

The Non-GAAP measures above are intended to supplement investors' understanding of the company's financial information by providing measures which investors, financial analysts and management use to help evaluate the company's operating performance and liquidity. Items which the company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these Non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures.

(e) Includes an adjustment of $26 million related to a bond redemption charge and $174 million related to a loss on the unwind of the Linde AG hedge portfolio.

(f) Includes the following adjustments: i) $8 million related to a pension settlement charge, ii) a benefit of $17 million related to income tax reform, iii) $20 million related to a bond redemption charge, iv) $174 million related to a loss on the unwind of the Linde AG hedge portfolio, and v) $30 million related to a net gain on sale of business.

Sustainable Development Highlights

Linde

Linde applications enabled

2x more GHG emissions to be avoided

than were emitted in all of the company's operations

100,000

children and students benefitted from our efforts in Community Engagement

100 million lbs

waste avoided in our ZERO WASTE PROGRAM

Best in Class Safety Performance

7x better than U.S. Occupational Health and Safety Administration industrial average for lost workday case rate

Installed Hydrogen fueling capacity enables

900 million zero-emission miles per year

An industry leader in

diversity & inclusion

MEMBER OF
Dow Jones Sustainability Indices
In Collaboration with RobecoSAM

Forbes 2018 GLOBAL WORLD'S BEST EMPLOYERS 2000

2018 Bloomberg Gender-Equality Index

FTSE4Good

All results are estimated based upon 2018 results compiled from the legacy companies, Praxair, Inc. and Linde AG, adjusted to reflect all divestitures required by governmental regulators.

Investor Relations

For further information, please contact:

Phone: +1-203-837-2210

Email: investor_relations@linde.com

Internet:

www.linde.com/en/investors